Trinseo S.A.

26-28 rue Edward Steichen

L-2540 Luxembourg

Grand Duchy of Luxembourg

PRIVATE AND CONFIDENTIAL

[Executive Name]

[Employee Address

Re: Trinseo S.A. Employment Side Letter

Dear Executive:

On behalf of Trinseo S.A., a public limited liability company ( société anonyme ) organized under the laws of the Grand Duchy of Luxembourg ("Parent Company"), we are pleased to continue to employ you as Senior Vice President of Human Resources of the Company, in accordance with the terms set forth in your Employment Agreement with Trinseo Europe GmbH, a Swiss limited liability company (Gesellschaft mit beschrӓnkter Haftung) ("Employer") dated June 3, 2019 ("Employment Agreement") and the additional terms set forth in this Employment Side Letter.  Undefined Terms shall use the same definition used in the Employment Agreement.

Guarantee of Obligations

Parent Company hereby guarantees the performance of the obligations of the Employer to pay all cash amounts due to you pursuant to the Employment Agreement.  In the event that the Employer is unable or unwilling to pay any such amounts when due, upon notice of such non-payment received by Parent Company from you, Parent Company shall immediately pay such amounts, or take any and all actions necessary to cause one or more Affiliates to pay such amounts, on behalf of the Employer.

Equity Awards

You have been, and continue to be, eligible to participate in the 2014 Omnibus Incentive Plan ("Plan") currently in effect for senior management.  The Parent Company shall grant you incentive equity awards as herein defined as may be determined and adjusted from time to time, (the “Incentive Equity Awards”), with grant date fair market value equal to 108% of Base Salary for calendar year 2019, in each case, in the same form and subject to the same vesting terms and conditions as incentive equity awards granted to similarly situated senior executives of the Company.

The terms and conditions of the awards will be set forth in award agreements provided by the Parent Company, electronically or otherwise and will be provided to you as soon as practicable after the grant dates and which you will be required to sign or accept in accordance with the Parent Company acceptance procedures.

All disputes arising under or relating to the Incentive Equity Awards shall be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg, as provided in the Plan.

Transfer of Data

You understand that, in order for Parent Company to administer the Incentive Equity Awards and Benefit Plans, Parent Company and Employer must collect, process and transfer certain of your personal data.  By signing this letter, you agree to the collection, processing and transfer of your personal data, as described in the attached Appendix to this letter.

Further Assurances

Together, we shall cooperate with each other and do, or procure the doing of, all acts and things, and execute, or procure the execution of, all documents, as may reasonably be required to give full effect to this Employment Side Letter.

Sincerely,

Trinseo S.A.

By    /s/ Angelo N. Chaclas

Angelo N. Chaclas

Corporate Secretary

ACKNOWLEDGED AND AGREED:

By  /

[Executive Name]

[Title]

APPENDIX

By signing the letter to which this appendix is attached, you agree (as Participant) to the additional terms and conditions set forth in this appendix.  Capitalized terms used in this appendix shall have the meaning ascribed to such terms in the letter.

The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Appendix and any other Plan materials by and among, as applicable, the Employer, the Parent Company and any other Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Parent Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Parent Company, details of the Plan or any other entitlement to shares of Stock or equivalent benefits awarded, cancelled, purchased, exercised, vested, unvested, or outstanding in the Participant’s favor (“Data”) for the exclusive purpose of implementing, administering and managing the Plan.

The Participant understands and authorizes that Data will be transferred to such stock plan service provider as may be selected by the Parent Company now or in the future, which is assisting the Parent Company with the implementation, administration and management of the Plan and/or with whom any shares of Stock acquired under the Plan are deposited.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country of employment (and country of residence, if different).  The Participant understands that the Participant may request a list of any potential recipients of the Data (and their related contact information) by contacting the Participant’s local human resources representative. The Participant authorizes the Parent Company and any other possible recipients which may assist the Parent Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom any shares of Stock acquired under the Plan may be deposited.  The Participant understands that the Data will be held in connection with the Plan only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that, if the Participant resides outside the United States, the Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Participant’s local human resources representative.  Further, the Participant acknowledges that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Parent Company would not be able to grant the awards under the Plan or other equity awards or administer or maintain such awards.  Therefore, the Participant acknowledges: (i) that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan, and (ii) notice provided by the Employer with information about the collection, processing and use of employee data.

Finally, upon request of the Parent Company or the Employer, the Participant agrees to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Parent Company and/or the Employer) that the Parent Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Plan in compliance with the data privacy laws in the Participant’s country of residence (and country of employment, if different), either now or in the future. The Participant understands and agrees that the Participant will be unable to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Parent Company and/or the Employer.

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